UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026 (September 24, 2026)

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,
New York, New York , 10019
(Address of principal executive offices, including zip code)

(212) 275-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2026, Warner Music Inc. (“Warner Music”), a subsidiary of Warner Music Group Corp. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Valentin Blavatnik, a member of the Company’s Board of Directors (the “Board”), pursuant to which Mr. Blavatnik will serve as Managing Director, Warner Recorded Music, North America and UK, and Corporate Development, effective September 25, 2026.

Under the Employment Agreement, Mr. Blavatnik’s employment will be on an at-will basis. Mr. Blavatnik may terminate his employment upon 120 days’ advance written notice, and Warner Music may terminate Mr. Blavatnik’s employment at any time, in each case subject to the terms of the Employment Agreement. Mr. Blavatnik will receive an annual base salary of $600,000. In addition, Warner Music has agreed to enter into good faith discussions with Mr. Blavatnik regarding the establishment of an incentive compensation plan that would become effective in the Company’s 2028 fiscal year, the terms and conditions of which will be determined by the Compensation Committee of the Board in its sole discretion.

If Mr. Blavatnik’s employment is terminated as a result of disability or by Warner Music other than for “Cause,” or if Mr. Blavatnik terminates his employment for “Good Reason” (each as defined in the Employment Agreement), subject to his execution of an effective release of claims, Mr. Blavatnik will be entitled to severance equal to the greater of (i) the severance that would otherwise be payable to him under Warner Music’s applicable severance policy and (ii) his then-current annual base salary, in addition to certain accrued compensation and benefits.

The Employment Agreement provides that Mr. Blavatnik’s employment will be full-time and exclusive, subject to certain exceptions, including for limited business activities for his own account and services to or on behalf of Access Industries, subject to certain conditions and restrictions relating to, among other things, confidentiality and conflicts of interest. The Employment Agreement also contains customary non-solicitation and other restrictive covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Music Group Corp.

Date: September 25, 2026	By:	/s/ Paul Robinson
Paul Robinson Executive Vice President and General Counsel